UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
545 12th Street, Paso Robles, California 93446
To Be Held May 25, 2011
7:00 P.M. Local Time

TO THE SHAREHOLDERS OF HERITAGE OAKS BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2011 Annual Meeting of Shareholders (the “Meeting”) of Heritage Oaks Bancorp (“Company”) will be held at the Company’s office at 545 12th Street, Paso Robles, California 93446 on Wednesday, May 25, 2011 at 7:00 p.m. local time for the purpose of considering and voting on the following matters:

1.
Election of Directors. To elect the following eleven (11) persons to the Board of Directors of the Company to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Michael J. Morris	Donald Campbell
Michael J. Behrman	Kenneth Dewar
Mark C. Fugate	Daniel J. O’Hare
Dee Lacey	James J. Lynch
Michael E. Pfau	Alexander F. Simas
Lawrence P. Ward

2.
Non-Binding Vote on approval of Executive Compensation. To adopt a non-binding resolution approving the Executive Compensation disclosed in the April 20, 2011 Proxy Statement for the 2011 Annual Meeting of Shareholders to be held on May 25, 2011.

3.	Ratification of Independent Accountants. To ratify the appointment of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2011.

4.	Other Business. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only those Shareholders of record at the close of business on March 31, 2011 will be entitled to notice of, to vote and attend the Meeting.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2011:

•	THE PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD, AND 2010 ANNUAL REPORT ARE AVAILABLE WWW.HERITAGEOAKSBANCORP.COM.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Dated: April 20, 2011	By order of the Board of Directors

William R. Raver
Secretary

Mailed to Shareholders
on or about April 20, 2011

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION
This Proxy Statement is being furnished to the Shareholders of Heritage Oaks Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Wednesday, May 25, 2011 at 7:00 p.m. local time (the "Meeting"). Only Shareholders of record on March 31, 2011 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 25,081,819 shares of its no par value Common Stock (the "Common Stock").

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors.  To elect eleven (11) persons to the Board of Directors of the Company to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons have been nominated by the Company for election:

Michael J. Morris	Donald Campbell
Michael J. Behrman	Kenneth Dewar
Mark C. Fugate	Daniel J. O’Hare
Dee Lacey	James J. Lynch
Michael E. Pfau	Alexander F. Simas
Lawrence P. Ward

2.
Non-Binding Vote on approval of Executive Compensation. To adopt a non-binding resolution approving the Executive Compensation disclosed in the April 20, 2011 Proxy Statement for the 2011 Annual Meeting of Shareholders to be held on May 25, 2011.

3.	Ratification of Independent Accountants. To ratify the appointment of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2011.

4.	Other Business. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Shareholders are entitled to one vote for each share held, except that for the election of director’s each Shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such Shareholder multiplied by the number of directors to be elected. Each Shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no Shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such Shareholder) unless such candidate's name has been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting prior to the voting of the Shareholder's intention to cumulate his or her votes. If any Shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for Shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the Shareholder by attending and voting at the Meeting.

Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, each valid proxy returned which is not revoked, will be voted “in the election of directors "FOR" the nominees of the Board of Directors, “FOR” the adoption of a shareholder resolution approving the executive compensation discussed in this proxy statement, “FOR” the ratification of accountants,  and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to Shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the “Bank”), may (without additional compensation) solicit proxies by telephone, email or personal interview, the costs of which will be borne by the Company.  In addition to the foregoing, the Company may use a proxy solicitation service for the purpose of soliciting proxies, if it deems it advisable, and will bear all costs associated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
           As of March 31, 2011 no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below. The following table reflects the Common Stock outstanding at March 31, 2011, and does not include any Common Stock issuable upon conversion of Series C Preferred stock issued by the Company on March 12, 2010.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner 1	Beneficial Owner		Class

Patriot Financial Partners, L.P.	3,708,165	2	14.78%
2929 Arch St
Philadelphia, PA

Wellington Management Co. LLC	2,355,379		9.39%
Boston, MA

Sandler O'Neill Asset Management LLC	2,185,200		8.71%
New York

Manulife Asset Management (United S...	1,715,145		6.84%
Delaware

Banc Funds Co LLC	1,524,193		6.08%
Chicago, IL

US Treasury	611,650		2.44%
Washington, DC

1	Includes shares of Common Stock subject to stock options exercisable within 60 days of record and restricted stock.

2
Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP.  In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

Security Ownership of Management
The following table sets forth, as of March 31, 2011, information about the ownership of the Company's directors/nominees and named executive officers1/, and directors and named executive officers as a group. All of the Common Stock shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of voting shares outstanding, Common Stock. The Company also has two classes of preferred stock outstanding, its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is non-voting and owned solely by the United States Treasury Department, and Series C Convertible Perpetual Preferred Stock. The following table reflects the Common Stock outstanding at March 31, 2011, and does not include Common Stock issuable upon conversion of the Series C Preferred stock issued by the Company on March 12, 2010.
Name and City of Beneficial Owner 2/	Relationship with Company	Amount and Nature of Beneficial Owner 3/4		Percent of class

Michael J. Morris	Chairman	304,417	5/6	1.21%
Donald Campbell	Vice-Chairman	41,531		0.17%
Michael J. Behrman	Director	76,867		0.31%
Kenneth Dewar	Director	28,086		0.11%
Mark C. Fugate	Director	112,987		0.45%
Dee Lacey	Director	101,514		0.40%
James J. Lynch	Director	3,708,165	7	14.78%
Merle F. Miller	Director	404,297		1.61%
Daniel J. O'Hare	Director	74,171	8	0.30%
Michael E. Pfau	Director	49,359		0.20%
Alexander F. Simas	Director	43,869		0.17%
Lawrence P. Ward	Chief Executive Officer,President of the Company and Chief Executive Officer of the Bank	442,045	5	1.76%
Ronald Oliveira	Executive Vice President of the Company, President of Bank and Chief Operating Officer	6,472		0.03%
Thomas Tolda	Executive Vice President, Chief Financial Officer	1,000		0.00%

Joanne Funari	Executive Vice President, President Business First	31,412		0.13%
	All director, nominees, and named executive officer of the Company as a group of 15 people.	5,426,192		21.63%

1/
As used in this Proxy Statement, the term “named executive officer” means the 1) Chief Executive Officer, President of the Company and Chief Executive Officer of the Bank, 2) Executive Vice President of the Company, President of the Bank and Chief Operating Officer, 3) Executive Vice President and Chief Financial Officer, and 4) Executive Vice President and President, Business First, a division of Heritage Oaks Bank.  The Chairman of the Board, the Vice Chairman of the Board, and the Company’s other officers are not treated as “named executive officers” of the Company.

2/	The address for all persons listed are c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.
3/
Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

4/	Includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock.
5/
Includes 201,189 shares held as Trustee of Heritage Oaks Bancorp Employee Stock Ownership Plan. Mr. Morris and Mr. Ward are co-trustees of the Stock Ownership Plan and under applicable rules the entire number of shares owned by such Plan is attributed to each of the trustees and the effect of the attributions rules results in the number of shares being double counted.

6/	Includes shares held as a trustee of Andre, Morris and Buttery 401K.
7/
Patriot Financial Partners, GP, L.P. ("Patriot GP") is the sole general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds"). Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP. Patriot Financial Partners GP, LLC ("Patriot LLC") is the general partner of Patriot GP. Accordingly, securities owned or deemed to be owned by Patriot GP may be regarded as being beneficially owned by Patriot LLC. Mr. Lynch is a general partner of the Funds and Patriot GP and a member of Patriot LLC. Mr. Lynch disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is a beneficial owner of such securities for the purposes of Section 16

8/	Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401K, shares held in his own 401K, and shares held in his family trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company.  Executive officers, directors, and greater than 10% Shareholders are required by regulation to furnish the Company with copies of Forms 3, 4 and 5 (and amendments thereto) filed by such person. Based solely on review of reports furnished to the Company or otherwise in its files, all the Company’s officers, directors and 10%  Shareholders complied with all applicable Section 16(a) filing requirements during 2010 with the exception of one Form 4 for Mr. Simas covering three transactions for the purchase of an aggregate of 4,000 shares of Common stock, which was filed on April 15, 2011.
CORPORATE GOVERNANCE
           The Company has a strong commitment to good corporate governance and to the highest standards of ethical conduct.

Corporate Governance Guidelines
           The Board of Directors’ Corporate Governance Guidelines (the “Guidelines”), which includes guidelines for determining director independence and reporting concerns to non-employee directors, are published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. The Board of Directors (the “Board”) regularly reviews corporate governance developments and modifies these Guidelines and Committee charters as warranted.  Any modifications are reflected on the website.

Board of Directors
           The Company is governed by a Board and various Committees of the Board that meet throughout the year.  Directors engage in their responsibilities throughout the year at Board and Committee meetings, through telephone contact and discussions with the Company’s President and other officers, and by reviewing materials provided to them.

Director Independence
           It is the Board’s objective that at least a majority of the Board should consist of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company or the Bank and is otherwise an “independent director” within the meaning of the NASDAQ rules.   The following eleven (11) directors (constituting 90% of the entire Board) satisfy the Corporate Governance Guidelines’ requirements for independence: Morris, Campbell, Behrman, Dewar, Fugate, Lacey, Lynch, Miller, O’Hare, Pfau and Simas.All members of the Audit, the Compensation and Organization, and the Nominating and Governance Committees must be independent directors. Members of the Audit committee must also satisfy a Securities and Exchange Commission requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of our subsidiaries other than their director’s compensation.  All members of the Audit, Compensation and Organization, and Nominating and Governance committees satisfy the relevant independence requirements.

Board Leadership and Board Role in Risk Oversight
The Company positions of Board Chairman and President, Chief Executive Officer are filled by different persons.  Mr. Morris, an independent director, serves as Chairman, while Mr. Ward serves as President, Chief Executive Officer.  The Board believes that separating the roles of Chairman and President, Chief Executive Officer is preferable and in the best interests of Shareholders because it gives our independent directors a significant role in board direction and agenda setting and enhances the Board's ability to fulfill its oversight responsibilities, including over senior management.  Separating the positions also provides an independent viewpoint and focus at Board meetings, and improves communication between management and the Board by giving our President, Chief Executive Officer,  a single initial source for Board-level communication and input on significant decisions. In addition to the Board Chairman, additional Board leadership is provided through the respective chairs of the Board’s standing committees.

 Risk Oversight
The Board plays an active role in risk oversight of the Company and its operations through regular Board meetings and through the various committees of the Board.  A primary way in which the Board is involved in risk oversight is through the review and adoption of various policies under which the Company and its subsidiary bank operates.  All policies are designed pursuant to regulatory guidelines and seek to maintain the prudent operation of the Company’s business.  The Board strives to oversee risk management for the Company through its actions at Board and, committee meetings with the goal of maintaining prudent business operations.

Certain Board committees deal with specific aspects of the Company’s business, such as the Board Loan committee, which handles lending related matters, or the ALCO committee, which addresses balance sheet management.  These specific committees address risk by reviewing and maintaining appropriate policies, and also by ensuring that management is adhering to those policies in its day-to-day operations.  The Company also maintains a Joint Bank & Bancorp Regulatory Compliance Committee whose members include a subset of the directors. This committee seeks to address and manage many areas of risk facing the Company in a comprehensive way.  Areas of risk this committee addresses and attempts to integrate include, but are not limited to, regulatory compliance, internal control processes, financial reporting, credit, interest rate, liquidity, reputational, compliance, operations, and technology risks.

Meetings and Attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve and each Annual Shareholders’ meeting. In 2010, six (6) of the twelve (12) current members of the Board attended our Annual Shareholders’ meeting.

During 2010, the Company’s Board held sixteen (16) meetings, and each director attended at least seventy-five percent (75%) of all meetings of the Company’s Board and of meetings of the Company committees on which they served.

Meetings of Independent Directors
           NASDAQ Marketplace Rule 4350(c)(2) requires that the independent directors have regularly scheduled meetings without any management directors present.  In 2010, the independent directors met six (6) times.

Communication with the Board of Directors
           The ability of Shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations.  In furtherance of this interest, the Board has included in the Guidelines a process by which a Shareholder may communicate directly in writing to the Board.   The process described in the Guidelines was approved by a majority of the independent directors on the Board.  Please refer to Section IV of the Guidelines for further information. As stated previously, the Guidelines may be found in the Corporate Governance section of the Company’s website: www.heritageoaksbancorp.com.

Director Nomination Process
           The Nominating and Governance Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to the Company’s Board and for filling vacancies occurring between Annual meetings of Shareholders.  Additional detail concerning the Nominating and Governance Committee is contained in the discussion “Committees of the Board of Directors - Nominating and Governance” below.

           This committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with Section I.C. of the Guidelines.  A shareholder may make a recommendation to the Committee to consider a particular individual(s) for nomination. The recommendation(s) will be evaluated using the criteria set forth in the Guidelines. Directors serve until the next annual shareholder meeting. Shareholders are advised that submission of a recommendation is not a formal nomination to be a member of our Board.  A person of age seventy (70) or older at the time of the election shall not stand for election or re-election, except those directors who have served on the Board of the Company prior to 2000 who have been “grandfathered” to be eligible for nomination until the age of seventy-five (75). The Board may fill vacancies in existing or new director positions with such directors serving only until the next election of directors.  The Committee’s non-exclusive list of criteria for Board members is set forth in Section I.A of the Guidelines with an aim to provide the Company with a Board of diverse backgrounds and experiences to best serve the business needs of the Company. The Committee is guided by the principle that each director candidate should be chosen without regard to gender, race, religion, age, sexual orientation or national origin. The Committee seeks to have a balanced, engaged and collegial Board whose members possess the skills and background necessary to ensure that Shareholder value is maximized in a manner consistent with all legal requirements and the highest ethical standards. The Committee screens all potential candidates in the same manner regardless of the source of recommendation.  At present, the Nominating and Governance Committee does not engage a third part to identify and evaluate potential director candidates.  All of the nominees approved by the Nominating and Governance Committee for election at the 2011 Annual Meeting were recommended by management and the Board.

Code of Conduct
The Company expects all of the directors, officers (including our President, Chief Executive Officer and Chief Financial Officer) and employees of the Company and the Bank to adhere to the highest standards of ethics and business conduct with each other, customers, Shareholders and the communities they serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in the Bank’s various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information.   The Company’s Board has adopted a comprehensive Code of Conduct reflecting these policies that complies with the Securities and Exchange Commission’s definition of a “Code of Ethics”.  This Code of Conduct is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.   Any change to or waiver of the Code of Conduct (other than technical, administrative and other non-substantive changes) will be posted on the Company’s  website or reported on a Form 8-K filed with the Securities and Exchange Commission.   While the Board may consider a waiver for an executive officer or director, the Board does not expect to grant such waivers.

Code of Ethics
The Company’s Code of Ethics for Financial Professionals applies to the President, Chief Executive Officer, Chief Financial Officer and all professionals serving in a finance, accounting, tax or investor relations role. The Company expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrong doing and abide by the Company’s Code of Conduct and other policies and procedures adopted by the Company that govern the conduct of its employees. This Code of Ethics is intended to supplement the Company’s Code of Conduct. This Code of Ethics is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.   Any change to the Code of Ethics (other than technical, administrative and other non-substantive changes) will be posted on the Company’s website or reported on a Form 8-K filed with the Securities and Exchange Commission.

Committees of the Board of Directors
Among other committees, the Company has an Audit, Executive, Nominating and Corporate Governance, Compensation and Organization and Joint Bank & Bancorp Regulatory Compliance Committees.  The following describes for each of these five (5) committees its current membership, the number of meetings held during 2010, and its function.

Audit Committee. Directors Campbell (Chairman), Dewar, Fugate, Lacey, O’Hare and Simas

This Committee met nine (9) times in 2010. Pursuant to its charter, the Audit Committee is a standing committee appointed annually by the Board of Directors.  The Committee assists the Board in fulfilling its responsibility to the Shareholders and depositors relating to the quality and integrity of the Company’s accounting systems, internal controls and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company.  In so doing, they have and will continue to:

•	Subject to shareholder ratification, appoint the Company’s independent accountants for the annual audit.

•
The Committee reviews management’s assessment of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention and detection of management override or compromise of internal controls.

•
The Committee reviews the Report on Internal Controls that is filed within the Company’s Annual Report.  That report will state the responsibilities of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and contain an assessment of the effectiveness of such structure and procedures.  The Committee also reviews the independent public accountants’ examination of management’s assertion regarding the Company’s internal controls over financial reporting.

•
The Committee discusses with management, the Internal/External Auditor and/or the independent public accountants, as appropriate, significant proposed or contemplated changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices, and will inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

•
The Committee reviews and discusses with management and the independent public accountants the scope of services required at the commencement of the audit, matters relating to the conduct of the audit, and the results of the audit.

•
The Committee, or in its discretion, the Chairman of the Committee, discusses with management, the Internal/External Auditor and/or the independent public accountants, as appropriate, and the Company’s financial earnings press releases and earnings guidance, when or if provided to, analysts and rating agencies.

•
The Committee reviews with management and the independent public accountants; the Company’s annual consolidated financial statements and the related opinion thereon, prior to filing with the Securities and Exchange Commission.  The Chief Executive Officer and Chief Financial Officer are present at this review, which will include a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K, as well as any other matters to be reviewed per the requirements of the Securities and Exchange Commission, other regulatory agencies, or NASDAQ.  The Committee reviews the independent public accountants’ judgment about the quality of accounting principles as applied in financial reporting, and will review and assess the reasonableness of analyses prepared by management and the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements.  Specifically, the independent public accountants will report to the Committee (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management.

•
The Committee reviews the interim financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management prior to the filing of the Company’s Quarterly Report on Form 10-Q.  The Chief Executive Officer and Chief Financial Officer must be present at this review.  Also, the Committee discusses the results of the quarterly review and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards, including Statement on Auditing Standards No. 114.  The Chairman of the Committee may represent the entire Committee for the purposes of this review.

•
In conjunction with the reviews of the Company’s Forms 10-K and 10-Q, the Committee also receives a report from the Disclosure and Controls Committee and reviews the process for the Chief Executive Officer and Chief Financial Officer quarterly certifications of the SEC filings, as well as the Company’s disclosure controls and procedures, including any changes or deficiencies.

•	The Committee obtains from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

•
The Committee prepares and reviews with the independent public accountants the report relating to its oversight role, as required by the Securities and Exchange Commission, for inclusion in the Company’s Annual Proxy Statement.

•
The Committee reviews with management and the independent public accountants the content and the basis for reports relating to internal controls over financial reporting as required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

•
At least annually, the Committee obtains and reviews a report by the independent public accountants describing: the independent public accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent public accountants and the Company.

•
The Committee reviews with management and the General Counsel, the Company’s compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by responsible banking agencies and will also review management’s assertions with respect to laws and regulations.

•	The Committee receives from management and reviews the results of all unsatisfactory regulatory examination reports, if there be any, and management’s responses thereto.

•	The Committee reviews and discusses policies with respect to risk management and risk assessment.

•
The Committee reviews and discusses any reports received from attorneys with respect to securities law violations and/or breaches of fiduciary duties which were reported to the Company’s Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney. The Company has no knowledge of any securities law violations.

•
The Committee establishes and maintains procedures for the receipt, treatment and retention of complaints related to accounting, internal accounting controls, auditing matters, and other situations which affect or could potentially affect the accuracy of the books and records of the Company.  Such complaints may be received by the Chairperson of the Committee who is designated as the independent director to whom employees and shareholders may confidentially direct complaints.  Additionally, the Committee will review with the Chief Auditor and the General Counsel complaints received by the Chairperson, including those filed by employees and shareholders through the P. O. Box or Hotline established by management to permit the confidential and anonymous reporting of observed or suspected violations of laws, regulations or Company policies.

Each member of the Audit Committee is independent under the rules of NASDAQ governing the independence of directors and the independence of audit committee members, including the “audit committee financial expert” discussed below.

Audit Committee Financial Expert
The Board has determined that Daniel J. O’Hare has:
•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
•	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to
•	the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons
•	engaged in such activities;
•	an understanding of internal control over financial reporting; and
•	an understanding of audit committee functions.

Therefore, the Board has determined that Daniel J. O’Hare meets the definition of “audit committee financial expert” under the rules of the SEC and is “financially sophisticated” under NASDAQ rules.

The designation of Daniel J. O’Hare, as an audit committee financial expert does not result in his being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on Mr. O’Hare any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Board has adopted an Audit Committee Charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  A copy of the Audit Committee’s Report for the year-ended December 31, 2010 is attached as Appendix “A.”

Executive Committee.  Directors Morris (Chairman), Campbell, Fugate, and Ward.

This Committee did not meet in 2010. This committee is empowered to meet and make any and all decisions on behalf of the entire Board of the Company between Board meetings, except with respect to:

•	The approval of any action for which the California General Corporation Law (the Law) requires shareholder approval or approval of the outstanding shares (as such terms are defined in the Law).

•	The filling of any vacancies on the Board or any committee, including the Executive Committee.

•	The amendment or repeal of by-laws or the adoption of new by-laws.

•	The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

•
A distribution (as such term is defined in the Law), except at a rate, in a periodic amount or within a price range set forth in the Articles (as such term is defined in the Law) or determined by the Board.

•	The appointment of other committees or the members thereof.

Nominating and Corporate Governance Committee. Directors Fugate (Chairman), Lacey, Miller and Morris. This committee met two (2) times in 2010.

Our Board has adopted a Nominating and Governance Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.

The committee:

•	Develops, recommends, and reviews annually the Board of Directors’ Corporate Governance Guidelines to comply with state and federal laws and regulations and with NASDAQ Listing Standards;

•
Leads the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified.  The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•
Recommends to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•
Reviews the Board of Directors’ committee structure and recommends to the Board for its approval directors to serve as members of each committee.  The Committee will review committee composition annually and recommends new committee members, as necessary;

•	Annually, oversees the evaluation of the Board.

Compensation and Organization Committee.  Directors Simas (Chairman), Behrman, Fugate, Lacey, Morris, O’Hare and Pfau.  The committee met eight (8) times in 2010.

Our Board has adopted a Compensation and Organization Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  For a detailed description of the Compensation and Organization Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” herein.  In general the Committee:

•
Evaluates the Company’s financial performance and relative shareholder return in determining executive and director compensation for both the Company and its subsidiary Bank, taking into consideration such factors as the economic environment and general market conditions;

•	Prepares and submits an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations;

•
Provides oversight of Company and Bank management’s decisions concerning performance and compensation of other senior executive officers. Senior executive compensation shall include salary, bonus, incentive and equity compensation;

•
At least annually, reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation, evaluates the CEO’s performance in light of those goals and objectives, and sets the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider various measures of the Company’s performance, including relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards made to the CEO in past years. Also, pursuant to NASDAQ listing standards, the CEO will not participate in the deliberation or vote on the CEO’s compensation;

•	Makes recommendations to the Board of Directors with respect to the Company’s and its subsidiary Bank’s incentive compensation and equity-based plans;

•	Evaluates succession plans at the senior level; and

•
Annually, evaluates the performance of the Committee and submits a written report to the Board of Directors; such evaluation will include a review of accomplishments of the Committee during the year and a comparison of actual performance to duties of the Committee.

•	Reviews on an annual basis Company and Bank management and non-employee director compensation and benefits and makes recommendations to the Board on appropriate compensation.

Joint Regulatory Compliance Committee. Directors Pfau (Chairman), Campbell, Miller, Morris and O’Hare. The committee met twenty-two (22) times in 2010

•
Monitors efforts of the management of each the Company and Bank to comply timely with under the Written Agreement with the Federal Reserve Bank of San Francisco and the Consent Order with the Federal Deposit Insurance Corporation and California Department of Financial Institutions and all other orders from  governmental authorities that may be applicable to either the Company and the Bank;

•
Reviews significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, legal and regulatory compliance, credit, market, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks;

•	Evaluates risk exposure, tolerance for risk and reviews and makes recommendations to the responsible Committees of the Board regarding appropriate transactional limits;

•	Reviews and evaluates the Company and Bank policies and practices with respect to risk assessment, risk management and reviews the Company and Bank methods for identifying and managing risks;

•
Reviews reports and significant findings of the Management Risk Committee and the Internal Auditor with respect to the risk management activities of the Company and Bank, together with management's responses and follow-up to these reports, and

•
Reviews significant reports from regulatory agencies relating to risk issues, and management's responses, except to the extent subject to the jurisdiction of another committee of the Board of Directors pursuant to that committee's charter;

•	Reviews the scope of the work of the Management Risk Committee and its planned activities with respect to the risk management activities of the Company and Bank;

•	Reviews the appointment, performance and replacement of the Company’s Chief Risk Officer;

•	Reviews the Company and Bank technology risk management program; and

•
Receives reports from management concerning the Company and Bank technology operations including, among other things, business continuity planning, data security, software development project performance, technical operations performance, technology architecture and significant technology investments and approves related plans or policies or recommend such plans and policies to the Boards for approval, as appropriate.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1. ELECTION OF DIRECTORS OF THE COMPANY
The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

With the retirement of Mr. Miller this year, the Board determined to reduce the size of the Board to eleven (11) members effective as of May 25, 2011.  Accordingly, the number of directors authorized for election at the Meeting is eleven (11).  The Nominating and Corporate Governance Committee has nominated the eleven (11) incumbent directors to serve as the Company's directors. Each director will hold office until the next Annual Meeting of Shareholders, other than Mr. Miller, and until his successor is elected and qualified.

All proxies will be voted for the election of the eleven (11) nominees listed below recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Board of Directors
           The following discussion sets forth information as of March 15, 2011, concerning its current Directors and Executive Officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date result in a change in control of the Company. The Board of Directors has determined that each director listed below, other than Mr. Ward  are “independent” as defined in Rule 4200(a)(15) of the listing standards for the companies quoted on the NASDAQ Stock Market.  There is no family relationship between any of the directors or executive officers. Pursuant to the stock purchase agreement entered into between the Company and the Funds on March 10, 2010, the Funds have the right to nominate one director to the Board.  James J. Lynch is the Funds’ nominee.

Qualifications of Directors
Each of these directors brings a unique perspective and set of qualifications to the Board. Many are natives of the Central Coast and are connected to the local community and the Bank’s market area through their professional pursuits and civic involvement. The Company’s directors have attended many educational programs sponsored by various bankers associations, as well as recurring training sessions with accountants, attorneys and others in order to keep them current and informed on key banking issues and strategies. At no time during the last ten years has any of the following directors been involved in any material legal proceedings.

Michael J. Morris, 65, joined the Company and the Bank as a director in January of 2001 and currently serves as the Chairman of the Company and the Bank since May 24, 2007. He serves as an Attorney and Chairman of the Board of the law firm of Andre, Morris & Buttery. He has served as a member and chairman of various non-profit Boards of directors. He has practiced law in California for over 35 years, during which he has represented a broad array of corporate and municipal clients.  The inclusion of Mr. Morris as a director provides the Board of Directors with a unique understanding of a broad range of legal and regulatory matters in its oversight of the Company. Furthermore, his extensive knowledge of local markets and the communities served by the Company gives him unique insights into the Company’s lending challenges and opportunities.

Donald Campbell, 70, joined the Company and Bank as a founding member in 1994 and 1983, respectively, as Vice Chairman of the Board of Directors of the Company. He served many years as the owner of a local real estate office and currently owns El Pomar Vineyard Service, which specializes in agricultural appraisals and vineyard management. He has been involved with the Company for over 27 years and holds strong connections in the Community. Over the years, Mr. Campbell has attended numerous seminars and workshops were he has obtained several certifications from banking educators. His leadership abilities and long connection to the local community enhances his ability to serve on the Board of directors.

Michael J. Behrman, 52, was a founding director and Chairman of the Board of Business First National Bank from 2001 to 2007. Dr. Behrman joined the Company and Bank as a director, during the Company's acquisition of Business First National Bank in October 2007. Dr. Behrman is an orthopedic surgeon specializing in hand and upper extremity disorders. He founded Associated Hand Surgeons and has offices in Santa Barbara and Solvang. For over 20 years he has served various positions such as Vice Chairman, Department of Orthopedics, at Santa Barbara's Cottage Hospital and Chairman Department of Orthopedics, at St. Francis Medical Center in Santa Barbara. He has an extensive knowledge of and a connection to the medical community which enhances this market for the Company.

Kenneth Dewar, 52, joined the Company and the Bank, as Director in August of 1998. He’s been as a business owner for over 25 years. Serving as President, J.B. Dewar, Inc. he has a wealth of knowledge and experience in running a small business and brings that valuable knowledge and experience to the Board.  He has worked with several nonprofits and community organizations throughout the Central Coast. His leadership experience, extensive knowledge of the petroleum industry and corporate management enhance his ability to contribute to the company as a director.

Mark C. Fugate, 49, joined the Company and the Bank, as a director in November of 2003, after the acquisition of Hacienda Bank.  Since 1989 he’s been in business as a commercial real estate broker, developer and investor, asset manager and farmer, with real property holdings in coastal California, the San Joaquin Valley, and the greater Phoenix area. Mr. Fugate currently serves as Real Estate Broker and co-owner of Charter Brokerage Company. Among his many attributes, is his vast knowledge in running a small business, investing and managing commercial real estate. In addition, he has served and continues to serve on the Boards of several nonprofits and community organizations including the Santa Maria Valley Chamber of Commerce. His leadership abilities and long connection to the local community enhance his ability to serve on the Board of directors.

Dee Lacey, 68, has served as a Director of the Company and of the Bank since January 23, 1997. Ms. Lacey currently appointed by the Secretary of Agriculture, has represented the California Beef Producers on a National level. She has served as a community college Board of Trustees for over 4 years and has been a local school board trustee over 20 years. Ms. Lacey is well known in the community and has received numerous awards honoring her service to education, agriculture, libraries and museums which provides a valuable perspective as a director.

James J. Lynch, 61, joined the Company and Bank in June of 2010. He has served as Vice Chairman of Sovereign Bancorp from 2005-2007 and Chairman and Chief Executive Officer of Sovereign’s Mid Atlantic Division from 2002-2007. Lynch also served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey from 2001-2002. He has been Chairman and CEO at Summit Bank and Prime Bank in Pennsylvania. Lynch joined the Company Board in June 2010. He is a Managing Partner of Patriot Financial Partners. Mr. Lynch serves as the Board representative of the Patriot Funds, the Company’s largest shareholder.

Merle F. Miller, 74, joined the Company as a one of the founding Directors in 1994, and 1985, respectively. He has owned and managed a large ranch and farming operation for over 40 years. His extensive experience in ranch and farming activities, along with his long term ties to our local community, provide him with a valuable understanding of the key markets we serve.  As previously discussed, Mr. Miller is retiring from the Company and Bank Boards as of May 25, 2011.

Daniel J. O’Hare, 47, joined the Company and the Bank, as Director in November of 2004. Since 1999, he has served as President and Managing Director of GBP&B Tax and Business Advisors. He has worked as a public accountant for over 23 years. His professional background during the last two decades includes significant experience in management and leadership, manufacturing, construction, real estate development, banking, health care, hospitality industry and agriculture. He also has extensive training and knowledge of GAAP. His extensive financial experience contributes to the Company as a director.

Michael E. Pfau, 57, was a founding director for Business First National Bank in 2001. With the acquisition of Business First Bank by the Company, he was appointed to the Board in October 2007. Mr. Pfau is the founding partner of the law firm Reicker, Pfau, Pyle & McRoy LLP, in Santa Barbara. He has served as a member and chairman of various non-profits. His experience and extensive legal experience enhance his ability to contribute to the company as a director.

Alexander F. Simas, 60, was appointed to the Hacienda Bank Board in August 1998. With the acquisition of Hacienda Bank in October of 2003, he was appointed to the Company and Bank Board in November of 2003. Mr. Simas practices law and is a senior shareholder in the attorney firm of Kirk & Simas. He has worked as an attorney for more than 30 years on small and large business transactions. Many of his cases focus on compensation issues which brings specialized knowledge and experience to the Board.

Lawrence P. Ward, 59, joined the Company as Director, President and Chief Executive Officer of the Company 1993. Prior to joining the Company he led the Bank of Evergreen, Evergreen, Colorado, as President and CEO. He brings to the Board an intimate understanding of our business and organization, as well as substantial leadership abilities, banking industry expertise, and management experience. In addition, his experience with various local nonprofit organizations provides him with a valuable understanding of our community.

           Except as set forth below, none of the Company's or the Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Lynch serves on the boards of Cape Bancorp, Inc., and Palmetto Bancshares, Inc., both of which file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  Mr. O’Hare serves on the board of Strasbaugh, Inc., which filed reports with the Securities and Exchange Commission under the Securities Act of 1934 until the fourth quarter of 2010.

Current Executive Officers
           The following summary sets forth the age, position and a brief account of the business experience during the past ten years of those current executive officers of the Company who are not also directors of the Company.

Ronald Oliveira, 55, joined the Company and the Bank, in August of 2009 as Executive Vice President, Chief Operating and Chief Credit Officer. In August of 2010, Mr. Oliveira was promoted to President of the Bank and Chief Operating Officer. Prior to joining the Company, he held various positions with Rabobank beginning in 2007. Mr. Oliveira held the position of Chairman for Equipoint Financial Services for 6 years. Mr. Oliveira oversees operations, lending, mortgage origination and sales, and branch network operations.

Thomas Tolda, 55, joined the Company on November 29, 2010 in a consulting capacity and was made Executive Vice President, Chief Financial Officer of the Company and Bank on January 26, 2011 following receipt of regulatory approval. Mr. Tolda oversees all financial operations. Prior to his appointment with the Company, Mr. Tolda served as the EVP and CFO at East West Bank, a $20 billion bank in Southern California from April 2008 to January 2010. Prior to this he was an EVP and CFO for the Consumer Credit Group at Wells Fargo & Co. from April 1999 to March 2008 and was CFO with Citigroup in Brazil, Italy and with Citibank Savings in the U.S. from 1986 to 1998.

Joanne Funari, 51, joined the Company and the Bank in 2007 and serves a dual role as President, Business First Bank, a division of Heritage Oaks Bank and EVP/Chief Lending Officer of Heritage Oaks Bank. Ms. Funari previously served as the President and member of the Board of Directors for Business First National Bank.  Ms. Funari previously held the position of EVP and Chief Credit Officer of Business First from May 2000 to Dec, 2005.  Prior to joining Business First National Bank, Ms. Funari served as an officer at Santa Barbara Bank & Trust from 1993 to 2000, where she was most recently a Senior VP.  Prior to that, Ms. Funari was CCO, western region of Bank of New York and Chemical Bank.  Ms. Funari has been in banking since 1981. Prior to joining the Company, she held the position of Executive Vice President, Chief Credit Officer of Business First National Bank for five years and President beginning in October, 2005. As a founding member of Business First National Bank, Ms. Funari has more than 30 years of experience in all facets of banking, including lending, marketing, sales administration and management. As President of Business First, a division of Heritage Oaks Bank, Ms. Funari is responsible for the Lending, Credit Administration, Operations, Business Development and Marketing divisions of the bank.

William R. Raver, 56, has served as General Counsel of the Company and the Bank since July 2008 and was promoted to Executive Vice President in February of 2009.  Previous to his appointment as General Counsel, Mr. Raver served   in the capacity of Compliance Officer beginning in 2004. Prior to joining the Company, he worked as a private practice attorney for over 23 years.  He oversees Legal, Compliance, Regulatory and Corporate Governance, as well as Risk Management issues.

William Filippin, 47, served the Bank as the Credit Administrator prior to his promotion to Executive Vice President and Chief Credit Officer in August 2010. Before joining Heritage Oaks Bank, William served as the Executive Vice President and Chief Credit Officer at American Principal Bank in San Luis Obispo. William has over 20 years of lending experience right here on the Central Coast.

Joni Watson, 56, joined the Company and the Bank as Executive Vice President, Human Resources Officer in June 2006. Prior to joining the bank; she held the positions of VP, Human Resources Manager III, Wells Fargo & Company for five years. She holds over 20 years of experience and specialized skills. She oversees the overall management of the Bank’s Human Relations Department.

COMPENSATION OF DIRECTORS
           The following table summarizes compensation paid to the Company’s non-officer directors for services during 2010, including services as directors of the Bank.  No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2010.
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
	(1)(1a)	-2	-3	-4	-5	-6	-7
Michael J. Morris	$240,000	$0	$11,093	$0	$0	$0	$251,093
Donald Campbell	$31,600	$0	$11,093	$0	$0	$0	$42,693
Michael J. Behrman	$27,600	$0	$11,093	$0	$0	$0	$38,693
Kenneth Dewar	$28,000	$0	$11,093	$0	$0	$0	$39,093
Mark C. Fugate	$28,800	$0	$11,093	$0	$0	$0	$39,893
Dee Lacey	$29,200	$0	$11,093	$0	$0	$0	$40,293
James J. Lynch	$9,100	$0	$11,093	$0	$0	$0	$20,193
Merle F. Miller	$31,200	$0	$11,093	$0	$0	$0	$42,293
Daniel J. O’Hare	$32,796	$0	$11,093	$0	$0	$0	$43,889
Michael E. Pfau	$26,400	$0	$11,093	$0	$0	$0	$37,493
Alexander F. Simas	$32,800	$0	$11,093	$0	$0	$0	$43,893

(1)
The following fees apply to directors’ of the Company. The Chairman of the Board of directors receives an annual retainer of $4,500. Effective, November 1, 2009, due to the need for increased regulatory oversight, the chairman of the Board receives $84,000 per year, in total, for all meetings including committee and Board meetings. All other non-employee directors receive an annual retainer of $1,000. All other members of the Board received $100 for each regular meeting. The Chairman of the Audit Committee and the Chairman of the Compensation Committee receive $300 for each regular committee meeting and all other committee members received $100 for each regular committee meeting. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2010 was $115,100.00. The Company retains the law firm Andre, Morris and Buttery for legal services. Total amount paid during 2010 was $3,720.  Chairman Morris is the chairman of the Board of the law firm Andre, Morris and Buttery.

(1a)
The following fees apply to the directors of the Bank. Directors’ fees are paid by Heritage Oaks Bank. The chairman of the Board of directors is paid an annual fee of $30,000 per year. Effective, November 1, 2009, due to the need for increased regulatory oversight, the chairman of the Board receives $156,000 per year, in total, for all meetings including committee and Board meetings. All other non-employee directors receive an annual retainer of $15,000. The chairman of each committee receives $300 for each regular committee meeting during 2010. All other non-employee directors received $100 for each regular committee meeting during the year. All other members of the Board received $750 for each regular meeting.  The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2010 was $402,395.84.

(2)	There were no stock awards granted to directors during the 2010 fiscal year.

(3)
Amount shown reflects grant date fair value for unvested options pursuant to FAS ASC Topic 718 for  2010 fiscal year including options granted September 1, 2010 to Directors Morris, Campbell, Behrman, Dewar, Fugate, Lacey, Lynch, Miller, O’Hare, Pfau and Simas of 7,500 shares of stock options at $3.10 per share, a fair value of $1.48 per share, vesting 33.33% a year for three years, expiring ten years from grant date pursuant to the Company’s 2005 Equity Compensation Plan.

(4)	There was no incentive “Plan” in place for 2010.

(5)	There were no pension plans or nonqualified deferred compensation plans in place for directors during the 2010 fiscal year.

(6)	There was no “other compensation” paid during the 2010 fiscal year.

EXECUTIVE COMPENSATION

Report of the Compensation and Organization Committee
The compensation committee certifies that:

(1) It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Heritage Oaks Bancorp (the “Company”) and Bank subsidiaries (the “Bank”);
(2) It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Bank; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Bank to enhance the compensation of any employee.

(4) It has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.

Based on its review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, as well as in the Bank's Annual Report on Form 10-K for the year ended December 31, 2010, through its incorporation by reference from this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:
Alexander F. Simas (Chairman)
Michael J. Behrman
Mark C. Fugate
Dee Lacey
Michael J. Morris
Daniel J. O’Hare
Michael E. Pfau

Compensation Discussion and Analysis

Introductory Note
The executive compensation limitations under the Emergency Economic Stabilization Act of 2008 (“EESA”) and American Reinvestment and Recovery Act of 2009 (“ARRA”) that are discussed below apply to the Bank since the March 20, 2009 closing of our transaction with the United States Treasury Department under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”). EESA and ARRA have added further background for the Committee’s annual review of executive compensation.

On March 20, 2009, the Bank sold a series of its preferred stock and warrants to purchase common stock to the U.S. Department of Treasury under the TARP CPP created under the EESA. As a result of this transaction, the Bank became subject to certain executive compensation requirements under TARP CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Bank’s Named Executive Officers as well as other Senior Executive Officers of the Bank (collective, the “SEO’s”). On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA contains expansive new restrictions on executive compensation for participants in the TARP CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.  In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act contained numerous provisions on executive compensation for public companies and financial institutions.  Many rules implementing Dodd-Frank are yet to be written, however additional limitations on our compensation practices may be forthcoming. Current requirements are:

•	A prohibition on providing incentive compensation arrangements that encourage SEO’s to take unnecessary and excessive risks.

•
The Committee must review SEO incentive compensation arrangements with senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet every six months with senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements.

•
Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate.

•	Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service.

•	Limits on the Bank’s tax deduction for compensation paid to any SEO of $500,000 annually.

•	Limits on the incentive compensation paid to the Bank’s top compensated SEO.

•
Prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any TARP CPP obligations remain outstanding.

•
Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that's paid to the next 20 most highly compensated employees in addition to the senior executive officers.

•	Prohibition on compensation plans that “encourage” earnings manipulation.

•
A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Bank’s annual filings with the SEC and certain certifications from the Compensation Committee.

•	Implementation of a Bank-wide policy regarding excessive or luxury expenditures.

•
The U.S. Department of the Treasury will review bonuses, retention awards, and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each Bank receiving TARP CPP assistance before ARRA was enacted, and to “seek to negotiate” with the TARP CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the TARP CPP or otherwise in conflict with the public interest.

Actions by Compensation Committee to Comply with EESA and ARRA
The recent changes to the executive compensation limitations imposed by ARRA are broad. An interim final rule on the executive compensation limits was issued in June, 2009, and amended in December 2009. The Committee considered these new limits on executive compensation and modified the Bank’s executive compensation program as needed. The Bank will fully comply with the relevant limitations on executive compensation.

The executive compensation discussed in this Compensation Discussion and Analysis (CD&A) covers the 2010 year, and is a look backward at compensation decisions related to the named executive officers (NEOs), in some cases, over two years ago and long before the Bank became a participant in the TARP CPP. The Committee urges our Shareholders to remember that fact when reviewing this proxy statement, and to understand that compensation decisions made for 2011 are being made in a new context. Our 2011 compensation decisions will reflect the EESA and ARRA limitations and will take into account current market realities, the performance of the Bank and the added responsibility of receiving public funds through our preferred stock sale to Treasury.

Overview
The Bank seeks to utilize compensation programs designed to align NEO compensation with shareholder value by linking compensation with performance, taking into account competitive compensation levels in similar banks and in the markets where the Bank competes for talent in general. The purpose is to encourage and reward NEO’s for achieving and maintaining planned performance levels. Three main forms of compensation may be utilized to achieve the Bank’s goals: (1) annual salary; (2) annual bonus; and (3) long-term equity awards.

The Bank’s compensation program is intended to meet three principle objectives: 1) to be an employer of choice, 2) to align pay with performance, and 3) to have flexibility in compensation in order to attract qualified individuals. To meet these objectives the Bank views compensation as one key to being an employer of choice in its markets, with the ability to attract and retain key employees critical to its long-term success. The Bank provides a competitive salary combined with incentive opportunities and benefits that provide above-market total compensation for outstanding bank and individual performance. Salary ranges and individual compensation decisions take into account local competitive pressure and changing conditions. Furthermore, the targeted competitive position may vary depending on the type and level of position, recognizing the difference in recruiting conditions and relative importance of various qualifications.

These objectives help guide the Compensation and Organization Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) and management in assessing the proper allocation between base salary, annual bonus and long-term equity awards for particular employees. Other considerations include business objectives and fiduciary and corporate responsibilities including affordability.

In their compensation analysis, the Committee reviews survey information as well as proxy information from a group of publicly traded banks. The peer group is selected based upon asset size, geographic location and performance. A sample list of peer banks includes the following banks: American River Bankshares, Bank of Marin, Bridge Capital Holdings, Bank of Commerce, Central Valley Community Bancorp, Center Financial, Community Valley Bancorp, Community West Bancshares, First Northern Community, Heritage Commerce Corp, FNB Bancorp, North Valley Bancorp, Pacific Premier Bancorp, Sierra Bancorp, and United Security Bancshares.

The Committee reviews the scope of responsibilities and experience of senior executive officers and balances them against competitive salary levels approximately every other year. On an annual basis the Committee reviews the base salary, bonus and other compensation elements of the CEO. The Committee has the opportunity to meet with the CEO at various times during the year, which allows the Committee to form its own assessment of the individual’s performance. In addition, the CEO conducts an evaluation annually of the President/COO and his reporting Executive Vice Presidents (EVPs), which includes a review of their contributions and performance over the past year then recommends an appropriate salary and compensation package.

Compensation Elements
There are six major elements that comprise the Bank’s compensation program: (1) Base Salary, (2) Incenvite cash bonus opportunities, (3) Equity awards, (4) Retirement benefits provided under a 401(k) plan, an Employee Stock Ownership Plan and Salary Continuation Plans, (5) Executive perquisites and generally available benefit programs and (6) Sales Commission. The compensation mix is effective in helping the Bank achieve the objectives of the compensation program. Base salary and cash bonuses help to attract and retain talent and align executive and shareholder goals in a competitive marketplace; equity awards provide bank ownership that helps to drive long-term performance and talent retention; retirement benefits that help employees prepare for retirement provide a competitive benefit that helps attract and retain talent; executive perquisites cover expenses related to the job as well as provide income protection for situations like illness, disability, change in control; and sales commission provides a focus on transactional sales relationship activities that generate loan and deposit volume.

Base salary provides our NEO’s pay for core responsibilities and pay levels consider the scope of responsibilities, complexity of the job, and impact the job has on the organization. Base salary, is targeted on average, at the 50th to 60th percentile of peer.

Incentive cash bonuses incentivize performance by rewarding achievement of  performance goals. Incentive cash bonuses reward for individual performance that contributes to the Bank’s performance. The  Incentive Plan has been paid on an annual basis and includes the following design elements:  employee must be in good standing, achievement of overall bank-wide financial goals are required at a minimum as well as the achievement of strategic department and individual goals.  The Committee sets the bonus formula that is used to determine bonuses, if any, under the  Cash Incentive Plan as well as the CEO’s goals related to financial performance and certain strategic goals. Mr. Ward’s historic bonus potential ranged from zero to 90% of his annual base salary. For the other NEO’s, Mr. Ward will set goals related to financial performance and strategic organization and department goals. For 2010, the President/COO bonus potential ranged from zero to 80% of annual base salary and was paid out quarterly. The bonus potential for NEO’s ranges from zero to a maximum of 60% or 75% of annual base salary. While the Bank remains subject to the executive compensation limitations of the TARP CPP, the top compensated NEO will be prohibited from participating in the bonus plan in accordance with the TARP CPP limitations.

Equity Awards.  On May 26, 2005, the Shareholders of the Company adopted the 2005 Equity Plan pursuant to which the Compensation Committee may award selected officers and other Bank or Bank subsidiary employees restricted shares of the Company’s Common Stock.  Awards allowed in this plan may include any Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Limited awards were made in 2010, which are reflected for the NEO’s and directors in the tables herein.

A discretionary long-term bonus equity plan was developed and approved by the Committee in 2007 for future implementation when it is determined to be appropriate. The 2005 Equity Plan provides the guidelines for equity awards. Typically, stock options will be used to address the need for long-term bonus plan and will vest over a 3 year period. The Committee may review any type of performance criteria, market comparison, and extraordinary events to determine if an equity award will be offered.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs.  The Bank offers a variety of health and welfare and retirement programs to all eligible employees. The NEO’s are generally eligible for the same benefit program on the same basis as all employees.

The health and welfare program benefits are intended to protect employees against catastrophic loss and encourage wellness. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, long and short term disability, and accidental death and disability. All benefit eligible employees may purchase group health benefits at discounted rates.  Beginning in 2011, NEOs are eligible for the same group health benefits and discounted rates. In 2010, Mr. Ward’s entire insurance costs were paid for by the Bank which exceeded the regular insurance subsidy.

The Bank maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Bank employees are eligible to receive matching contributions from the Bank that are subject to vesting over time. The Bank’s matching contribution on the 401(k) Plan for year 2010 matched 25% of an employee contribution up to a maximum matching contribution equal to15% of the employee’s salary.

Employee Stock Ownership Plan. The Bank sponsors an employee stock ownership plan that covers all employees who have completed 12 consecutive months of service, are over 21 years of age and work a minimum of 1,000 hours per year. The Heritage Oaks Bancorp Employee Stock Ownership Plan (ESOP) became effective January 1, 1997. The ESOP is a way of enabling employees to share in the Bank’s growth while accumulating retirement assets. The amount of the annual contribution to the ESOP is at the discretion of the Board of Directors. This is a non-contributory plan for employees. The contributions made to this plan and allocated to participants were approximately $7 thousand in 2010, which was necessary to pay participant distributions in 2010, $0 in 2009, and $328 thousand in 2008.

The annual ESOP contribution, per individual, is based on compensation for the year as a percentage of the total compensation of all eligible ESOP participants, up to a maximum of $210,000 per person. Participants are 100% vested after 6 years of service. The entire amount of the vested account will be distributed either in lump sum or annual installment payments, at the participant’s discretion, as soon as administratively feasible after the end of the Plan Year of participant’s break in service for any reason.

Salary Continuation Plans. Recognizing the importance of building and retaining a competent executive management team, the Board of Directors purchased life insurance policies on the lives of certain key employees, at the level of Senior Vice President and above. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors utilized an independent compensation consultant and based on advice received they reviewed and adopted an integrated conditional non-qualified deferred compensation plan. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of $153,166 to Mr. Ward, $96,000 to Mr. Oliviera and $48,000 to Ms. Funari. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause. In the event of the executive’s death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive’s spouse or designated beneficiary over the remaining payout period. In the event of a constructive termination following a change in control, in which case the executive is entitled to the annual Normal Retirement Benefit amount, the payment will commence on the first day of the month following separation of service. If, however, the executive’s employment is terminated for cause, the Bank is released from all payment obligations to the key employee.

Commission is a variable pay component for a broad group of employees in sales positions, used to focus sales employees on generating sales volume. Commission pay is set by product type and is a percentage per deposit balance and loan fees generated average that can be changed to create focus on specific products.

Committee Review of Compensation Policies On a regular scheduled basis the Committee reviews and approves salary ranges, Annual Cash Bonus, and Long-Term Equity Plan levels in the Executive Compensation structure.

Change in Control Agreements (CIC) are in place for the CEO (as part of his employment agreement) and NEO’s. This benefit provides severance payments to the CEO and NEO’s in the event that their employment is terminated following a change in control. The Board of Directors determined that the CIC agreements provides retention benefits consistent with the market practices and are necessary to attract and retain highly-qualified executives.

In order to receive benefits under the CIC Agreement, a Change in Control of the Bank shall be deemed to have occurred and the executive’s employment is terminated within two years following the consummation of a Change in Control. The payment for the CEO is equal to twice his total accrued compensation from the Bank (including bonus) during the previous twelve months. The payment for the NEO’s is one times the total accrued compensation from the Bank (including bonus) during the previous twelve months. In the event the severance payments that are payable under the CIC together with any other payment which the Executive has the right to receive from the Bank would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue code of 1986, as amended, or such similar set of laws (the “Code”), the payments reduced to the largest amount as will result in no portion being subject to excise tax imposed Section 4999 of the Code. Given the limitations under the TARP CPP, our NEO’s may not receive any of the benefits provided by these agreements for so long as the Bank is a TARP CPP participant.

Risk Analysis of Executive Compensation

The Committee believes that the Bank’s executive compensation program does not encourage excessive risk or unnecessary risk taking. The Bank’s programs have historically been balanced to focus executives on both short and long-term financial and operational performance.

In addition, to comply with the standards of the CPP as described above, the Committee must review senior executive officer and employee compensation plans on a semi-annual basis with the Bank’s senior risk officers to identify and limit features of any plan that could lead to unnecessary and excessive risk. The Committee must also review employee compensation plans on a semi-annual basis to identify and eliminate features that could encourage the manipulation of reported earnings. For a further discussion of the results of these reviews, see “Compensation Committee Narrative”.

Compensation Committee Narrative

On March 5th and 24th, 2010, the Compensation Committee of the Board of Directors reviewed the compensation plans of Senior Executive Officers (SEOs) and compensation plans for all other employees with the Sr. Risk Manager of the Bank. Each plan was reviewed for purposes of identifying any features of the plans that unnecessarily expose the Bank to risks. On August 17, 2010 and February 8, 2011, the Compensation Committee of the Board of Directors reviewed changes to compensation plans of Senior Executive Officers (SEOs) and compensation plans for all other employees with the Sr. Risk Manager of the Bank. The following is the overall risk assessment of compensation plans:

Senior Executive Officer Plans.  The SEO plans were reviewed for features in incentive type programs that may create incentives for unnecessary risk-taking. Each component of the SEO plan was reviewed.

The features of the Base Salary component are tied to competitive market rates; include controls on the President/COO and CEO’s rates that require recommendation and approvals by the Compensation Committee as well as a review of pay level recommendations for the remaining Executives. No features were identified that could incent for unnecessary and excessive risk taking.

The  Cash Bonus Plan  generally has not been implemented for 2008 to 2011, therefore there is no potential at this time for incenting executives to take unnecessary and excessive risks that could threaten the value of the Bank. During 2010, the Bank’s President / COO earned a bonus, paid quarterly under this plan to reflect the significant work done by him in responding to the Bank’s recent regulatory exams, asset quality, and internal policies.  In accordance with the TARP CPP restrictions, the Committee has determined that no bonus will be paid under this plan to the most highly compensated employee, as determined under TARP CPP rules, for so long as the Company and Bank are subject to such restrictions.

Stock options were awarded to officers in September 2010. The Long-Term Equity Plan and 2010 awards are not based on performance goals that incent executives to take unnecessary and excessive risks that could threaten the value of the Bank.

The Change in Control plans comply with TARP limitations that prohibit excessive payout.

The features of the Salary Continuation Agreements include time vesting and accumulation of value for retention purposes. No features were identified that incent or reward employees to make decisions that result in short-term or temporary increases and ultimately may not result in an increase of the long-term value of the Bank.

Employee Compensation Plans.  The Employee compensation plans were reviewed for features that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee.

The Base Pay component is tied to external and internal competitive rate structures. Controls that limit unnecessary risks include management approval of individual changes, a budget review process, a job pricing process, and guidelines for employee placement and advancement in the ranges. The Sales Commission component ties commissions to deposit gathering and bank product sales results and is transaction based. Participants do not have access to manipulate reported earnings. Controls are in place to insure that transaction manipulation does not take place. Total compensation paid as Sales Commissions is approximately 1% of the bank’s compensation expense.

The Mortgage pay structure is production commission based and paid out after loans complete the underwriting and approval process and are booked. Participants do not have access to manipulate reported earnings. Loans are underwritten and approved by separate staff who are not on a production commission pay structure.

The features of the Salary Continuation Agreements are vesting and accumulation of value for retention purposes. There are no features that incent or reward employees to make decisions that result in short-term or temporary increases and ultimately may not result in an increase of the long-term value of the Bank.

EXECUTIVE COMPENSATION
Summary Compensation Table
Set forth below is the summary compensation paid or accrued during 2009 - 2010 to Lawrence P. Ward, Ronald Oliveira and Joanne Funari, are the only named executive officers of the Company or the Bank. As, disclosed in the 8-K filed January 27, 2011, Thomas Tolda joined the Company and Bank in January 2011 as Executive Vice President, Chief Financial Officer. A brief summary of his employment arrangement is included on page 26 of this document.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Comensation Earnings ($)	All Other Compensation ($)	Total ($)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Lawrence P. Ward	2010	$274,500	$0	$39,316	$0	$0	$181,647	$22,936	$518,399
Chief Executive Officer, President of the Company	2009	$274,500	$0	$0	$0	$0	$170,246	$18,528	$463,274
Chief Executive Officer of the Bank	-	-	-	-	-	-	-	-	-

Ronald Oliveira	2010	$225,000	$135,000	$0	$56,250	$0	$60,726	$12,144	$489,120
Executive Vice President of the Company,	2009	$81,699	$50,312	$0	$59,999	$0	$0	$5,840	$197,850
President of the Bank & Chief Operating Officer	-	-	-	-	-	-	-	-	-

Joanne Funari	2010	$160,813	$0	$0	$32,162	$0	$17,796	$24,018	$234,789
Executive Vice President,	2009	$160,813	$0	$0	$0	$0	$16,680	$22,528	$200,021
President, Business First	-	-	-	-	-	-	-	-	-

(1)	Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2)	Except for Mr. Oliveira, no annual cash bonuses where paid in 2010.

(3)	For the awards of stock, the dollar amount represents the grant date fair value recognized for financial statement reporting purposes with respect to awards granted in the 2010 fiscal year.

(4)	Amounts shown reflect the fair value of stock options granted for 2010 fiscal year pursuant to FAS ASC Topic 718.

(5)	There was no incentive “Plan” in place for 2010.

Amounts shown include the annual accrual dollar amount applied to the executive’s salary continuation plans.  This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.

All Other Compensation Footnotes

Amounts shown for Lawrence P. Ward in the 2010 figures includes $1,462 in term life insurance, $6,874 in disability term insurance premiums, $1,775 company provided automobile, $9,250 of book value gift of company car, $144 in ESOP contributions and $3,431 in 401(k) company matched contributions.

Amounts shown for Lawrence P. Ward in the 2009 figures includes $1,462 in term life insurance, $6,874 in disability term insurance premiums, $4,715 excess health benefit insurance premiums, $2,046 company provided automobile and $3,431 in 401(k) company matched contributions.

Amounts shown for Ronald Oliveira in the 2010 figures includes $12,000 automobile allowance and $144 in ESOP contributions.

Amounts shown for Ronald Oliveira in the 2009 figures include $840 excess health benefit insurance premiums and $5,000 automobile allowance.

Amounts shown for Joanne Funari in the 2010 figures includes, $9,325 in club dues, $12,000 automobile allowance, $95 in ESOP contributions and $2,598 in 401(k) Company matched contributions.

Amounts shown for Joanne Funari in the 2009 figures includes, $7,930 in club dues, $12,000 automobile allowance and $2,598 in 401(k) Company matched contributions.

GRANTS OF PLAN BASED AWARDS
The following table sets forth certain information with respect to the stock-based awards granted during the year ended December 31, 2010 to each of our “named executive” officers listed in the Summary Compensation Table.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of option Awards	Grant Date Fair Value of Stock and Option Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
Lawrence P. Ward
Chief Executive Officer,President of the Company	9/1/2010	-	-	-	-	-	-	26,565	-	-	$39,316.20
Chief Executive Officer of the Bank
Ronald Oliveira
Executive Vice President of the Company,	9/1/2010	-	-	-	-	-	-	-	38,032	$3.10	$56,287.36
President of the Bank & Chief Operating Officer
Joanne Funari
Executive Vice President,	9/1/2010	-	-	-	-	-	-	-	21,746	$3.10	$32,184.08
President, Business First

Employment contracts between the Company or the Bank and their executive officers include one for Lawrence P. Ward, its President and Chief Executive Officer and one for Joanne Funari, President-Santa Barbara Regional Director of Business First, a division of Heritage Oaks Bank.  Mr. Ward’s agreement originated in January 2005 renews annually unless a party gives written notice to the other within certain time periods. The agreement established a base salary in 2005 of $239,200.00 and allows for an increase annually.  As of December, 2010 the base salary is $274,500.00.  There is not a salary increase scheduled for 2011 for Mr. Ward.  The agreement provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for payment of life insurance policy premiums and the use of a bank owned automobile. If the agreement were terminated without cause, Mr. Ward would receive severance pay equal to one year’s annual base salary in effect at the date of termination plus one year of insurance payments.  In the event of termination during or after a merger or change of control, Mr. Ward would be entitled to severance pay equal to two year’s base salary in effect at the date of termination, plus an additional amount sufficient to pay for insurance coverage for a period of one year from the termination.  In the event of a change of control where Mr. Ward is offered subsequent employment, Mr. Ward would be entitled to severance pay equal to two (2) years’ annual base salary if he is terminated or resigns for good reason. Events that are considered good reason include, but are not limited to, reduction in title, compensation, demotion, or expanded travel.  The Company’s participation in the TARP CPP prohibits Mr. Ward from receiving any discretionary incentive bonus, severance pay, or change in control benefit provided under his employment agreement.  In June 2009, his employment agreement was amended to reflect these limitations.

Joanne Funari’s agreement established a base salary in 2007 of $155,000.00 and allows for an increase annually.  As of December 31, 2010 the base salary is $160,813.00. The agreement provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for an automobile allowance of $1,000.00 per month.

If the agreement were terminated during the first two years of the Term for reasons due to Resignation without Good Reason or Termination for Cause, Ms. Funari would receive severance pay, on the first day of the seventh month following termination and the next 11 successive months, a payment equal to fifty percent (50%) of Executive’s monthly base salary plus one twelfth of the amount of the Executive’s bonus paid in the year preceding the termination.  For Termination without Cause or Resignation for Good Reason prior to a Change in Control or Expiration, the Bank shall pay severance pay, on the first day of the seventh month following termination and the next 11 successive months, a payment equal to the Executive’s monthly base salary plus one twelfth of the amount of the Executive’s bonus paid in the year preceding the termination.   In the event of Resignation Good Reason or is Termination Without Cause within 24 months of a change of control, Ms. Funari would be entitled to severance pay equal to one year’s base salary plus one times the amount of the Executive’s bonus paid from the Bank Performance Based Bonus Plan for the year preceding the Change in Control. In June 2009, Ms. Funari’s agreement was amended to comply with TARP CCP. Given the limitations under the TARP CPP, she may not receive the severance or change in control benefits provided by her agreement for so long as the Company is a TARP CPP participant.

Mr. Tolda joined the Company and Bank as Executive Vice President, Chief Financial Officer as of January 27, 2011.  The terms of Mr. Tolda's employment provide that he will earn an initial base salary of $250,000, receive a signing bonus of $50,000, stock option grant valued at $60,000.00, vesting one third per year over three years, receive a monthly auto allowance of $1,000 and be eligible to participate in the Bank's bank owned life insurance program for senior executives and other general employee benefits available to Company and Bank employees.  Prior to becoming the CFO, Mr. Tolda acted as a consultant beginning on November 29, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (As of December 31, 2010)
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable	(#)	($)		(#)	($)	(#)	($)
	(1)				(2)	(3)	(4)
Lawrence P. Ward	34,728	0	0	10.2797	2/20/2014	52,815	$173,761.35	0	0
Chief Executive Officer,President of the Company	-	-	-	-	-			-	-
Chief Executive Officer of the Bank	-	-	-	-	-	-	-	-	-
Ronald Oliveira	6,472	12,945	0	6.3500	8/3/2019	-	-	-	-
Executive Vice President of the Company,	0	38,032	0	3.1000	9/1/2020	-	-	-	-
President of the Bank & Chief Operating Officer	-	-	-	-	-	-	-	-	-
Joanne Funari	8,229	0	0	12.1524	1/29/2011	-	-		-
Executive Vice President,	24,689	0	0	12.1524	10/20/2015	-	-	-	-
President, Business First	0	21,746	0	3.1000	9/1/2020	-	-	-	-

(1)
Options for Ward were granted under the 1997 Stock Options plan and become exercisable in accordance with a vesting schedule established at the time of grant of (20%) twenty percent per year for (5) five years. Options for Funari were granted under the Company’s 2005 Equity Based Compensation plan and represent fully vested substitute options granted by the Company in accordance with the merger agreement with Business First National Bank.  Options granted on September 1, 2010 to Oliveira and Funari were granted under the Company’s 2005 Equity Based Compensation plan and become exercisable in accordance with a vesting schedule established at the time of grant of (33.33%) thirty three and a third percent per year for (3) three years.

(2)	Options expire ten years from date of grant.

(3)
On September 1, 2010, Mr. Ward was awarded 26,565 shares of restricted stock under the Company's Equity Based Compensation Plan. The shares will be subject to forfeiture and will not vest until the later of September 1, 2013 or ratably with each 25% repayment of TARP funds received in the Company's participation in the United States Treasury Department's CPP. In the event of termination of Recipient’s employment with the company or employing subsidiary for any reasons other than Retirement, death or total disability the recipient shall forfeit to the Company all non-vested restricted shares.  At the discretion of the Committee the forfeiture restrictions shall lapse in the case of a Change in Control.

Effective February 1, 2006, Mr. Ward was granted a restricted stock award of 25,000 shares, which is now 26,250 following a five percent stock dividend issued May 2008. The shares of restricted stock issued have a 5 year cliff vesting.  In the event of termination of Recipient’s employment with the company or employing subsidiary for any reasons other than Retirement, death or total disability the Recipient shall forfeit to the Company all non-vested restricted shares.  At the discretion of the Committee the forfeiture restrictions shall lapse in the case of a Change in Control.

(4)	Restricted stock market value was determined by using the Company’s closing price at fiscal year-end of $3.29 per share.

OPTION EXERCISES AND STOCK VESTED

           There were no stock option exercises or vesting of restricted stock for any of the named executive officers during 2010.

PENSION BENEFITS

		Number of
		Years of	Present Value of
		Credited	Accumulated	Payments During Last
		Service	Benefits	Fiscal Year
	Plan Name	(#)	($)	($)
Name
	(1)	(2)	(3)	(4)
Lawrence P. Ward Chief Executive Officer, President of the Company, Chief Executive Officer of the Bank	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$1,345 ,371	$0
Ronald Oliveira Executive Vice President of the Company, President of the Bank and Chief Operating Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$60,726	$0
Joanne Funari Executive Vice President, President, Business First, a division of Heritage Oaks Bank	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$50,108	$0

(1)	Heritage Oaks Bank Salary Continuation Agreement

(2)
Number of years of credited service does not apply to the Salary Continuation Agreements.  The benefit begins accruing at the effective date of the agreement and vests 10% per year for up to 10 years.  Vesting percentages for each Executive vary depending on how long each policy has been in effect.  Additional policies were purchased over time to bring Executives up to a certain benefit level.   The following table lists the vesting percentage of each plan.

Salary Continuation Plan
Vesting Schedule

Participant	Vesting Percentage	Benefit
Ward	100%	$153,166
Oliveira	10%	$96,000
Funari	30%	$48,000

Salary Continuation Plans
This is a Bank Owned Life Insurance Plan that the Board of Directors purchased on the lives of certain key employees. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan provided to the Bank by Clark Consulting. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been provided what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of One Hundred Fifty Three Thousand One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira, and Forty-eight Thousand Dollars ($48,000) to Ms. Funari. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period beginning at a normal retirement date for each Executive, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause.

In the event of the Executive’s early voluntary retirement, the Bank is obligated to payout 100% of the vested accrual balance upon termination.  The vested accrual balances as of December 31, 2010 are: $1,345,371 for Mr. Ward, $6,073 for Mr. Oliveira, and $15,032 for Ms. Funari.  If however, the Executive’s employment is terminated for cause, the Bank is released from all payment obligations to the Executive.

In the event of a change in control, the Bank is obligated to begin paying out monthly installments either at the time of the change in control and/or at normal retirement age depending on the agreement.  If the change in control occurred on December 31, 2010 the annual amounts to be paid over a 15 year period are: One Hundred Fifty Three Thousand One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira, and Forty-eight Thousand Dollars ($48,000) to Ms. Funari.

In the event of the Executive’s disability, the Bank is obligated to pay the annual benefit amount.  The agreements are expected to begin paying out at the Executive’s normal retirement date and/or when he/she is no longer entitled to receive disability benefits under his/her principal disability insurance policy.  The annual benefit payment under this scenario is as follows:  One Hundred Fifty Three Thousand One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira, and Forty-eight Thousand Dollars ($48,000) to Ms. Funari.

In the event of the Executive’s death, the Bank is obligated to begin benefit payments to the beneficiary within one month.  Monthly installments are to be paid out over a 15 year period. The annual benefit payment under this scenario for each Executive is as follows: One Hundred Fifty Three Thousand One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira, and Forty-eight Thousand Dollars ($48,000) to Ms. Funari.

To comply with Internal Revenue Code 409-A, generally, NEO’s are not eligible for benefits until six (6) months after termination of employment.

Stock Performance Graph
The following graph presents the cumulative total return for the Company's Common Stock compared with the S&P 500, a broad market index of the 500 largest stocks traded on the New York Stock Exchange, the Nasdaq Composite Index and the SNL Western Bank Index.  The graph assumes the value of an investment in the Company's Common Stock, the S&P 500, the Nasdaq Composite Index and the SNL Western Bank Index each was $100 on December 31, 2005 and that all dividends were reinvested.  The chart represents the average closing price for the month of December in each of the years presented.
It should be noted that historical performance information is no guarantee of future performance.

	Period Ending
Index	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
Heritage Oaks Bancorp	100.00	85.84	64.09	26.99	26.88	17.69

NASDAQ Composite	100.00	110.39	122.15	73.32	106.57	125.91

SNL Western Bank	100.00	112.83	94.25	91.76	84.27	95.48

Transactions with Related Persons
Except as set forth in the next paragraph and set forth below under “Indebtedness of Management” there have been no transactions, or series of similar transactions, during 2010, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank were or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of the Company or  the Bank, executive officer of the Company or the Bank, any Shareholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

The Bank leases its main Santa Maria office from a group of three individuals and the Fugate Family Limited Partnership.  Each of such lessors has a 25% ownership interest in the building.  Mark C. Fugate, who is a director of the Company and the Bank, has approximately a one-third interest in the Fugate Family Limited Partnership. The Bank paid total rent of $220,542 in 2010 for the office building. The lease extends until 2012 with a rental of $18,378 per month and is subject to yearly consumer price index increases.  This lease and the Company’s interest in the Fugate Family Limited Partnership were acquired through the acquisition of Hacienda Bank in 2003. Management believes the terms of this lease are fair and within market standards.

Indebtedness of Management
The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling Shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2010 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

Compensation Committee Interlocks and Insider Participation
           The members of the Compensation and Organization Committee are Directors Simas, Behrman, Fugate, Lacey, Morris, O’Hare, and Pfau.  No member of the Compensation and Organization Committee was a current or former officer or employee of the Company or its subsidiaries during the year or is a former officer of the Company.  See “Transactions with Related Persons” above for disclosure concerning a lease transaction with an entity partially owned by Mr. Fugate.

ITEM 2. NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote FOR this proposal.

Background of the Proposal

            On March 20, 2009, the Company completed a transaction with the United States Treasury Department under the CPP (“CPP Transaction”).  In the CPP Transaction, the Company sold 21,000 shares of its Series A Cumulative Perpetual Preferred Stock to Treasury, which bears an initial dividend rate of 5% increasing to 9% after five years.  In addition, Treasury received a warrant for the purchase of 611,650 shares of the Company’s Common Stock.  One of the conditions of the CPP Transaction was that the Company complies with certain limits on its compensation of executives.

The original limitations were amended by ARRA.  Included among the new limitations was a requirement that the Company submit for approval by the Shareholders the executive compensation disclosed in the proxy statement for any annual meeting of Shareholders.  By this Proposal, the Company provides such opportunity for Shareholders to make a non-binding vote on its executive compensation as disclosed in this proxy statement under the discussion titled, “Compensation.”

By the terms of the ARRA this vote by Shareholders is (1) not binding on the Board of directors of the Company, (2) is not to be construed as overruling a decision by the Board of directors, and (3) does not create or imply any additional fiduciary duty by the Board of directors.

Executive Compensation
            The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long- term interests of Shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2010 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s Shareholders, these factors were also reflected in the compensation of the Company’s named executive officers for 2010.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s Shareholders. The Company’s  executive bonus plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the targeted threshold level under the plan, the named executive officers, except for Mr. Oliveira, did not receive a cash bonus with respect to 2010.

The Board of directors and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive.  The Board uses various methods and analyses in setting the compensation for the named executive officers, including, but not limited to, reliance on compensation surveys of peer financial institutions, the review of publicly available information on the compensation practices of other institutions in our market, and the utilization of compensation consultants for certain executive benefits. For example, the Company’s practices in setting cash bonus incentive compensation to our named executive officers have been based on a bonus plan and formula that uses a return on equity and strategic goals measures.

The Board of directors and the Compensation and Organizational committee have reviewed all compensatory arrangements to ensure they comply with the executive compensation limits applicable to the CPP.  The Company has implemented the limits in conformance with published guidelines and made any required amendments to our compensation arrangements by applicable deadlines.  The Company believes its executive compensation arrangements are in compliance with the limits under the CPP.

The Board of directors strives hard to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a non-binding shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding named executive officer compensation provided in the compensation discussion and analysis, the various tables, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement in the discussion titled “Compensation.”  We are asking our Shareholders to approve the following resolution:

“Resolved, that the Shareholders of Heritage Oaks Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Shareholders.”

Vote Required; Effect
Approval of the Company’s executive compensation would require that a majority of the shares present or represented at the Annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation as disclosed in this proxy statement is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2011.

The firm of Vavrinek, Trine, Day & Co. (“Vavrinek”) served the Company as independent public accountants for the 2010 fiscal year.  Vavrinek has no interest, financial or otherwise, in the Company.  The services rendered by Vavrinek during the 2010 fiscal year were audit services and consultation in connection with various accounting matters.  The Board of Directors of the Company approved each professional service rendered by Vavrinek during the 2010 fiscal year. Representatives of Vavrinek are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

The Audit Committee of the Company has selected Perry-Smith LLP to serve as the independent public accountants for the 2011 fiscal year and recommend that the Shareholders vote "FOR" approval to ratify the selection of Perry-Smith LLP as the Company's independent public accountants for the 2011 fiscal year.

Fees Paid to the Independent Auditors
During the fiscal years ended December 31, 2009 and 2010, fees paid to the Company’s independent auditor, Vavrinek, consisted of the following:

Audit Fees.  Aggregate audit fees billed to the Company by Vavrinek for the 2009 and 2010 fiscal years for the audit of the consolidated financial statements, internal controls over financial reporting and the review of those financial statements included in quarterly reports on Form 10-Q and annual reports on Form 10-K and services rendered in connection with the Form S-1 Registration Statement and Form S-3 Registration Statement totaled $282,297 and $195,227, respectively.

Audit-Related Fees.  Audit-related fees billed to the Company by Vavrinek for the 2009 and 2010 fiscal years were $19,525 and $26,485 relating to the audit of the Company’s employee benefit plans.

The Company engaged Perry-Smith LLP for prelimary engagement due diligence to begin servicing the Company as its independent auditor for 2011. During the fiscal year ended December 31, 2010 fees totaled $3,500.

There were no “Other” Fees billed to the Company for 2010.

   For the fiscal year 2010, the Audit committee considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

Less than half the total hours expended on Vavrinek’s engagement to audit our financial statements for the 2010 fiscal year were attributed to work performed by persons other than Vavrinek’s full-time permanent employees.

Audit fees consisted of fees for the audit of the Company’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in the Company’s quarterly reports. These include estimated costs to complete the integrated audit for the years ended December 31, 2009 and 2010.

Tax Fees.   The Company engaged Deloitte Tax LLP for the preparation of tax returns, tax compliance, tax advice and tax planning totaling $82,644 and $222,943 for the 2009 and 2010 fiscal years, respectively. The significant increase in tax fees for 2010 was due to compliance with Internal Revenue Code Section 382 “built in” loss calculation due to the Company’s capital raise.

For the fiscal year 2010 the Audit committee considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

FORM 10-K
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO WILLIAM R. RAVER, SECRETARY, HERITAGE OAKS BANCORP, 545 12TH STREET, PASO ROBLES, CALIFORNIA, 93446 OR ON THE COMPANY’S WEBSITE, WWW.HERITAGEOAKSBANCORP.COM.

SHAREHOLDER'S PROPOSALS
Next year’s Annual Meeting of Shareholders will be held on May 23, 2012. The deadline for Shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2012 Annual Meeting of Shareholders is December 24, 2011.  All proposals should be submitted by Certified Mail-Return Receipt Requested, to William R. Raver, Secretary, Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

OTHER MATTERS
The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented to the Annual Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

HERITAGE OAKS BANCORP
Paso Robles, California
April 20, 2011
	By:	William R. Raver
Secretary

APPENDIX “A”
AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee (“Committee”) of the Board of Directors is composed of six (6) independent directors.  The members are: Director Campbell (Chairman), Dewar, Fugate, Lacey, O’Hare and Simas. The Committee held nine (9) meetings during 2010.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp (the “Company”) on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee read, analyzed, and discussed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions include the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management discussions made in developing the financial statements.  In addition, the Committee has discussed with the independent auditors their independence from Heritage Oaks Bancorp and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Heritage Oaks Bancorp, and the selection of Heritage Oaks Bancorp’s independent auditors.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2010.

Signed and adopted by the Audit Committee this 31 day of March 2011.

/s/ Donald Campbell
Committee Chairman

/s/ Kenneth Dewar
Director/Committee Member

/s/ Mark C. Fugate
Director/Committee Member

/s/ Dee Lacey
Director/Committee Member

/s/ Daniel J. O’Hare
Director/Committee Member

/s/ Alexander F. Simas
Director/Committee Member

ANNUAL MEETING OF SHAREHOLDERS OF

HERITAGE OAKS BANCORP

May 25, 2011

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21130300000000001000 2 052511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)
To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone.

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HERITAGE OAKS BANCORP

May 25, 2011

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ↓

21130300000000001000 2 052511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)
To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone.

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.